Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-                     ) pertaining to the Amended and Restated Commerce Energy Group, Inc. 2006 Stock Incentive Plan of our report dated October 25, 2005, with respect to the consolidated financial statements of Commerce Energy Group, Inc. for the year ended July 31, 2005, included in its Annual Report (Form 10-K) for the year ended July 31, 2007 filed with the Securities and Exchange Commission.

                                                                                                                /s/ ERNST & YOUNG LLP

Orange County, California

July 10, 2008